UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2005

BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY		14604-2701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

1.               On October 23, 2005, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved amending the Bausch & Lomb Incorporated Supplemental Retirement Income Plan III (“SERP III”).  The amendment freezes SERP III, effective December 31, 2005, and has the following effect:

(a)          All plan benefits that have accrued under SERP III as of December 31, 2005 will be frozen at their then-accrued levels and thereafter additional benefit accruals, including contribution credits based on compensation paid after December 31, 2005, will cease.

(b)         No service or compensation earned by a participant after December 31, 2005 will be taken into account in determining a participant’s accrued benefit under SERP III.

(c)          All vested accrued benefits as of December 31, 2005 will remain vested, and any unvested benefits will vest in accordance with the terms of SERP III.

(d)         No employee not already a participant under SERP III will be eligible to become a participant on or after December 31, 2005.

2.               On October 23, 2005, the Committee approved the Bausch & Lomb Long-term Equity Equivalent Plan (“LEAP”), which will become effective on January 1, 2006.  This plan is designed as a retention tool and provides an incentive for officers to acquire Bausch & Lomb phantom stock units, better aligning their interests with those of the Company’s shareholders.  All corporate officers are eligible to participate in LEAP.

Under LEAP, the Company will, at each participant’s election, allocate to his or her account either a dollar amount equal to five percent of the participant’s eligible cash compensation for a calendar year or Company stock units with a notional value of 15 percent of the participant’s compensation for the calendar year.  Cash awards will be immediately and fully vested at all times.  Company stock unit awards will vest at the earliest of the following:

(a)          Five years from the first day of the calendar year to which the award relates;

(b)         The participant’s termination of employment on account of disability as defined under the Company’s long-term disability plan or, in the absence of such a plan, the participant’s entitlement to Social Security disability benefits;

(c)          The participant’s death; or

(d)         In the event of the participant’s retirement from the Company at or after age 55, unvested Company stock unit awards shall vest partially and in 20% increments depending on how many years out of five have passed since the first day of the calendar year to which the award relates.

The Committee also has the ability to accelerate vesting under any other circumstances in its sole discretion.

Until vesting occurs, all Company stock units are forfeitable and, if the participant terminates employment during the period of forfeitability, all unvested Company stock units shall be irrevocably forfeited.

Each participant will have the right to make the following elections with respect to contributions made on his or her behalf:

(a)          Whether to receive the contributions for a year on his or her behalf in cash or in the form of Company stock units;

(b)         For Bausch & Lomb stock units, whether to receive payment of a contribution, adjusted for earnings and losses, if any, as soon as administratively practicable after it vests or to defer payment to a fixed date or to the participant’s date of retirement;

(c)          The method of deferred payment desired (i.e., equal annual installments or lump sum) and, if annual installments, the number of years of installment payments; and

(d)         The designation of a beneficiary to receive any benefit payable on account of the participant’s death.

Participants who are initially eligible to participate on the effective date of LEAP must make any of these elections in writing no later than December 31, 2005, and any such election shall be effective only with respect to compensation earned after the election is made.

3.               On October 23, 2005, the Committee approved an action with respect to the Company’s non-qualified Executive Deferred Compensation Plan (the “EDCP”).  This action, effective as of August 1, 2005, amends the EDCP to remove a restriction on diversification of the Company’s matching contributions under the Bausch & Lomb Incorporated 401(k) Plan.  The restriction required that participants invest the Company’s matching contributions in the Bausch & Lomb stock fund.  The Committee’s action to remove the restriction provides EDCP participants with greater opportunity to diversify their investments and brings EDCP in line with the Bausch & Lomb Incorporated 401(k) Plan.

4.               On October 23, 2005, the Committee approved an action authorizing the Company’s officers to make appropriate revisions, prior to January 31, 2006, to SERP III, LEAP, EDCP, the Officer Separation Plan, officer change of control agreements and related, plans, documents or agreements as necessary to reflect the freezing of the SERP III and the adoption of the LEAP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Robert B. Stiles
Robert B. Stiles
Senior Vice President and General Counsel

Date:  October 27, 2005